LEASE AGREEMENT

THIS LEASE made this 3rd day of June 1994, between GENERAL MOTORS CORPORATION, a Delaware corporation, with its principal address at 3044 West Grand Boulevard, Detroit, Michigan 48202, hereinafter referred to as Lessor, and MAJOR CHEVROLET INC., a New York corporation, with its principal address at 43-40 Northern Boulevard, Long Island City, New York 11101, hereinafter referred to as Lessee,

(1) PREMISES, USE, TERM AND RENT

A. Lessor hereby lets to Lessee, and Lessee hires from Lessor: That certain parcel of land and the improvements thereon in the City of New York, County of Queens, and State of New York, commonly known as 43-40 Northern Boulevard, and more particularly described in Exhibit "A" attached hereto and made a part hereof, for a term commencing June 1, 1994, and expiring February 1, 2004, at an annual fixed rent of THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00), payable, without demand, in advance in equal 'monthly installments of $25,000.00 on the first day of each and every month during the term, without any deduction or set-off whatsoever.

B. Lessee shall use and operate the premises for the operation of an automobile dealership selling and servicing automobiles sold by Chevrolet Motor Division of GENERAL MOTORS CORPORATION ("GM Dealership Use"). Related businesses incidental to any automobile operations shall also be permitted along with selling and servicing of Chevrolet Motor Division products.

C. Provided Lessee is not in default beyond any applicable grace and notice period at the time of the exercise of such right or at the commencement of such period, Lessee may, at its option, extend the term of this Lease for three (3) additional periods of five (5) years each upon all the terms and conditions as herein set forth by providing written notice to Lessor within at least six (6) months and no more than twelve (12) months prior to the expiration of the then current term.

If Lessee exercises its option to renew the Lease for the first renewal term, the annual rent shall be calculated as follows:

THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) plus the change in the Consumers Price Index (the "Consumers Price Index For All Urban Consumers Selected Area' N.Y. - Northern N.J. - Long Island, All Items [1982-84 = 100] ") between February, 1999, and January, 2004, not to exceed, however, an increase in the annual fixed rent of fifteen percent (15 %) over the initial Lease term.

If Lessee exercises its option to renew the Lease for the second renewal term, the annual rent shall be calculated as follows: The annual fixed rent during the first renewal term and the change in the Consumers Price Index (the "Consumers Price Index For All Urban Consumers Selected Area N.Y. - Northern N.J. - Long Island, All Items [1982-84 = 100]") between February, 2004, and January, 2009, not to exceed, however, an increase in the annual fixed rent of fifteen percent (15 %) over the first renewal term.

If Lessee exercises its option to renew the Lease for the third renewal term, the annual rent shall be calculated as follows: The annual fixed rent during the second renewal term plus the change in the Consumers Price Index (the "Consumers Price Index For All Urban Consumers Selected Area N.Y. - Northern N.J. - Long Island, All Items [ 1982-84 = 100] ") between February, 2009, and January, 2014, not to exceed, however, an increase in the annual fixed rent of fifteen percent (15%) over the second renewal term.

(2) PAYMENT OF RENT

A. Lessee shall pay the rent at the times and in the manner aforesaid to Lessor, in care of Argonaut Realty, General Motors Corporation, 485 West Milwaukee Avenue, Detroit, Michigan 48202.


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

B. In the-event any amounts required hereunder to be paid are not received on or before the day which is ten (10) days after the same are due, then, for each and every such payment, Lessee shall immediately pay a service charge in the amount of two percent (2 %) of the amount due and a like charge for each thirty (30) day period or portion thereof that such amount is past due. Said service charge is a fair and reasonable charge for Lessor's additional administrative expenses under the circumstances and shall not be construed as interest on a debt payment.

C. Lessor acknowledges that it is also the Lessor of certain real estate used for dealership purposes and commonly known as 43-20 and 43-60 Northern Boulevard located adjacent to and on either side of the premises herein. In the event that the Lessor herein agrees to abate, reduce, or otherwise decrease the rent or rent equivalents for such properties, then the Lessor of this Lease will notify of same and will grant to Lessee herein the same percentage abatement, reduction, or decrease.

(3) REPAIRS AND MAINTENANCE

For the purpose of this clause the premises as shown on Exhibit "A" to this Lease shall consist of Site "A" and Site "B". Site "A" shall consist of the building, including without limitation the roof, exterior, walls, and all interior and-exterior modifications, improvements, and utilities as well as the lighting, fencing, and any underground or overhead utilities serving the building.

With respect to Site "A", Lessee has Inspected the premises and Lessee accepts the premises in its present "as is" condition. Except as otherwise provided in this Lease, Lessee shall keep, maintain, repair and replace the premises as necessary so that the premises may be returned to Lessor in present order, condition and repair, excepting only ordinary wear and tear, damage by reason of structural defects in the common elements ("Common Elements" being defined-and limited to foundations, trusses, columns, and beams), damage by fire, the elements and casualty. . Lessee agrees that it is a condition of this Lease that, except as otherwise provided herein, Lessor shall have no obligation to make repairs or replacements of any kind or nature to the premises, and Lessee shall make any and all repairs and replacements to the premises during the term of this Lease or any renewal period thereof; provided, however, that if repairs or replacements are required due to the substantial failure of any building component or system not caused by the neglect or abuse of Lessee, then Lessor will make said repairs or replacements at its expense. If Lessee fails to make any such repairs or replacements to be made, Lessor may make such repairs or replacements and charge Lessee accordingly.

Site "B" as shown on Exhibit "A" to this Lease shall consist of a building, including without limitation the "Common Area", roof, exterior walls, and all interior and exterior modifications, improvements, and utilities, as well as the parking lot, exterior lighting, fencing, bridge, and access areas.

With respect to Site "B", Lessee has inspected the premises and Lessee accepts the premises in its present "as is" condition. Except as otherwise provided herein, Lessee shall keep, maintain, repair, and replace the portion of the premises marked "Chevrolet" on Site "B" including all interior improvements, machinery', equipment, and utilities serving the premises so that the premises may be returned to Lessor in present order, condition, and repair, excepting only ordinary wear and tear, damage by fire, the elements, and casualty.

Except as hereinafter set forth, Lessee agrees that it is a condition of this Lease that Lessor shall have no obligation to make repairs or replacements to the premises, and Lessee shall make any and all repairs and replacements to the premises during the term


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

of this Lease or any renewal period thereof. If Lessee fails to make any such required repairs or replacements to be made, Lessor may make such repairs or replacements and charge Lessee accordingly.

With respect to Site "B", Lessor shall, at its expense, maintain, repair, and replace the bridge and access area, parking lot, lighting and fencing, the areas marked "Common Area", the roof, structure, and exterior of the building, the primary electrical service, sprinkler service, mechanical service, and plumbing service to the premises of Lessee. If Lessor fails to make any such- required repairs or replacements to be made, Lessee may make such repairs or replacements and charge Lessor accordingly as an offset against the rent hereunder.

(4) EASEMENTS

The enjoyment and use of all entrances, 'exits, approaches and means of entrance and approach, now existing in favor of the premises shall not be interfered with or interrupted by any act or assent of Lessor" during the term of this Lease, except in the event it becomes necessary for Lessor to interfere with same, Lessee will be provided, in advance, with a substitute entrance, exit and/or approach.

(5) ASSIGNMENT

Lessee shall not assign (except for such assignment to an entity owned or controlled by Lessee which is at the time of such assignment a franchised General Motors Corporation dealer), mortgage or encumber this Lease nor sublet or license the premises without Lessor's consent, which will not be unreasonably withheld or delayed.

(6) NEGATIVE COVENANTS

A. Lessee shall not consent to any unlawful use of the premises and shall comply promptly with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and municipal governments and of any of their departments and bureaus applicable to said premises; provided, however, that Lessee has the right to challenge or appeal by any lawful means. Lessee shall also comply promptly with all rules and regulations of the fire insurance underwriters.

B. (i) Lessee warrants and agrees that Lessee, including, Lessee's employees, agents and contractors, shall not treat, store or dispose of any hazardous substances, hazardous wastes or toxic substances, as those terms are defined under CERCLA, 42 U.S.C. 9601 et RCRA 42 U.S.C. 6901 et seq or TSCA 15 U.S.C. 2601 et seq., on or below the premises; provided, however, that Lessee may accumulate such wastes as allowed under applicable laws and regulations so long as such wastes are generated on-site.

      (ii) Lessee warrants and agrees that it will comply with all applicable federal, state and local environmental laws, regulations and ordinances, including those governing underground storage tanks and including satisfying any reporting requirements, in connection with its use of or operations conducted at the premises.

      (iii) Lessee acknowledges and agrees that Lessor has the 'right to inspect the premises from time to time to observe Lessee's compliance With applicable federal, state and local laws, regulations and ordinances. This right of inspection does not constitute a duty on Lessor's part to so inspect and in no event relieves Lessee of its compliance obligations under this Lease or under law.

      (iv) Lessee warrants and agrees that it shall obtain any necessary, federal, state and local permits, licenses, registrations and authorizations required to conduct its operations at or use of the premises and further wan-ants and agrees to comply with all such requirements.


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

i

      (v) --Lessee warrants and agrees that it shall not introduce any PCB-containing fluids in any equipment used at or operations conducted at the premises.

      (vi) Lessee warrants and agrees that, it shall promptly notify the appropriate agency as required and Lessor in writing of any releases of hazardous substances, hazardous wastes, or toxic substances, as herein defined, which may constitute a violation of any federal, state or local environmental laws, regulations or ordinances. Lessee warrants and agrees that it shall promptly undertake cleanup or remediation. of such releases and shall document to Lessor's reasonable satisfaction, including providing Lessor with copies of any correspondence with appropriate agencies and any data, test results or environmental reports generated, that such cleanup or remediation has been properly completed.

      (vii) Lessee shall indemnify and hold Lessor harmless from and against any liability, damage, penalties, losses or fines ("Claims") to which Lessor may be subjected to the extent such Claims result from Lessee's breach of any warranties contained herein.

      (viii) Lessee shall not be responsible for the presence of any environmental condition in violation of any environmental law prior to Lessee's possession of the premises.

(7) VIEWING PREMISES

Lessor and its representatives shall have the right to enter upon said premises or any part thereof at all reasonable hours for the purpose of examining the same or making such repairs or alterations thereto as may be necessary for the safety and preservation thereof, and Lessee also agrees to permit Lessor or its representatives to show the premises during the last year of any term of this Lease to persons interested in purchasing or leasing the property.


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

(8) DEFAULT,

A. In the event Lessee shall fail to pay the rent reserved herein when due, Lessor shall give Lessee written notice of such default and if Lessee shall fail to cure such default within ten (10) days after receipt of such notice, Lessor shall, in addition to its other remedies provided by law, have the remedies set forth in Paragraph (8) C.

B. If Lessee shall be in default in performing any of the terms of this Lease other than the payment of rent, Lessor shall give Lessee written notice of such default, and if Lessee shall fail to cure such default within twenty (20) days after the receipt of such notice, or if the default is of such a character as to require more than twenty (20) days to cure, then if Lessee shall fail within said twenty (20) day period to commence and thereafter proceed diligently to cure such default, and in either of such events, Lessor may (at its option and in addition to its other legal remedies) cure such default for the account of Lessee and any sum so expended by Lessor shall be additional rent for all purposes hereunder, including Paragraph 8 (A), and shall be paid by Lessee with the next monthly installment of rent.

C. If any rent shall be due and unpaid or Lessee shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in Paragraphs (8) A and B, Lessor shall have the immediate right to obtain or withhold from Lessee's General Motors Corporation Dealer Company Holdback Account any monies then owing Lessor. If the premises are abandoned or vacated, then Lessor, in addition to its other remedies, shall have the immediate right of re-entry. Should Lessor elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Lessor may either terminate this Lease or from time to time, without terminating this Lease, relet the premises or any part thereof on such terms and conditions as Lessor shall, in its sole discretion, deem advisable. The avails of such reletting shall be applied first, to the payment of any indebtedness of Lessee to Lessor other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Lessee shall, during each such month, pay such deficiency to Lessor.

D. All rights and remedies of Lessor hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

(9) INDEMNITY

Lessee shall indemnify Lessor, its officers, directors, stockholders, representatives, agents and employees and save them harmless from and against any and all claims, actions, damages, liabilities, costs and expenses (excluding those covered by insurance), including reasonable attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the premises or the occupancy or use by Lessee of the premises, or any other part thereof, or arising from or out of Lessee's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, suppliers, employees, servants, customers or licensees and any person conducting business in the premises.

(10) SUBORDINATION

This Lease shall be subject and subordinate to the lien of any mortgages hereafter placed on the premises provided that the mortgagee shall execute and deliver a non-disturbance agreement in a form reasonably acceptable to Lessee's attorney. Lessee agrees to execute and deliver upon demand in confirmation of such subordination, such further instruments as shall be required by any mortgagees or proposed mortgagees, provided that such instrument or instruments are in a form reasonably acceptable to Lessee's attorney. In - the event that Lessee shall fail to execute and deliver any such instrument or instruments after ten (10) days notice in writing requesting same, Lessee hereby appoints Lessor the attorney-in-fact of Lessee irrevocably to execute and deliver any such instrument or instruments on behalf of Lessee.

INSOLVENCY OF LESSEE

If at any time proceedings in bankruptcy, or pursuant to any other act for the relief of debtors, shall be instituted by or against Lessee, or if Lessee shall assign over Lessee's estate, or effects, for payment thereof, or if any execution shall issue against Lessee, or any of Lessee's effects whatsoever, or if a receiver or trustee shall be appointed of Lessee's property, or if this Lease shall by operation of law devolve upon or pass to any person or persons other than Lessee, then and in each of said cases, Lessor may terminate this Lease forthwith by notifying Lessee as herein provided. Upon such termination and unless the Lease is assumed in connection with the bankruptcy proceedings, all sums due and payable or to become due and payable by Lessee, shall at once become due and payable.

If, as a matter of law, Lessor has no right on the bankruptcy of Lessee to terminate this Lease, then, if Lessee, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Lessee's part on the date of filing of the proceeding (such assurances being defined below), Lessee, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Lessor of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months rent, including all other charges payable by Lessee hereunder, and, in the case of an assignee, assuring Lessor that the assignee is financially capable of assuming this Lease. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding or such greater time as may be authorized by the bankruptcy court, or he shall be deemed to have rejected and terminated this Lease..

(12) NON-WAIVER

The failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any. rights or remedies that Lessor may have and shall -not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants. "This instrument may not be changed, modified or discharged orally.

(13) CONDEMNATION

A. Permanent Taking: If (a) the whole of the premises shall be lawfully taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, or (b) "substantially all of the premises" (hereinafter defined) shall be taken in or by such proceedings and within thirty (30) days after receipt from Lessor of a notice of a pending condemnation Lessee shall have given notice to Lessor of its intention to terminate the Lease if such taking is effected, the Lease shall terminate on the date of such taking. All rent required to be paid by Lessee under the Lease shall be paid up to the date of such termination and upon such termination the Lease shall be of no further force and effect, except that any obligation or liability of either party, actual or contingent, under the Lease which has accrued on or prior to such termination date shall survive and any prepayment of rent shall be prorated between the parties. For purposes of this Article, "substantially all of the premises" shall be deemed to mean such portion of the premises as, when so taken, would leave remaining a balance of the premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not, under economic conditions, applicable zoning laws, building regulations then existing or prevailing, substantially comply with Lessor's existing guidelines for dealership facilities as the same are generally applied in the New

York Metropolitan Area. Lessee, in cooperation with Lessor, shall have the right to participate in any condemnation proceedings and be represented by counsel for the purpose of protecting its interests hereunder.

B. Rent Reduction: If less than substantially all of the premises shall be so taken such that Section A. above does not apply, the Lease shall be unaffected by such taking, except that fixed rent and any additional rent payable by Lessee pursuant to the provisions of the Lease shall be equitably reduced to a just and appropriate amount according to the nature and extent of the taking.

C. Award: Lessor shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this clause without deduction therefrom for any estate vested in Lessee by the Lease and Lessee shall receive no part of such award, except that, in the case of a partial taking which does not result in a termination of the Lease, the award, provided no default shall have occurred and be continuing, shall be paid and held in trust with respect to insurance proceeds and, provided no default shall have occurred and be continuing, shall be paid in the same manner as insurance proceeds are paid to Lessee, to reimburse Lessee for or to pay the cost of restoration of the building or buildings as the case may be. Lessee hereby assigns to Lessor all of its right, title, and interest in or to every such award. Nothing herein contained shall be deemed to prohibit Lessee from making a separate claim, to the extent permitted by law, for the value of Lessee's. inventory, movable trade fixtures, machinery, and moving expenses, provided that the making of such claim does not adversely affect or diminish Lessor's award.

D. Temporary Taking: If the temporary use or occupancy of all or any part of the premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of the Lease, Lessee shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for these and occupancy of the premises and, if so awarded, for the talking of Lessee's inventory, movable trade fixtures, machinery, and for moving expenses, and that portion which represents reimbursement for the cost of restoration of the premises. The I&= shall be and remain unaffected by such taking and Lessee shall be responsible for all obligations hereunder not affected by such taking and shall continue to pay in full when due the fixed rent, additional rent, and all other sums required to be paid by Lessee pursuant to the provisions of the Lease provided, however, if the temporary taking exceeds a one hundred eighty (180) day period and results in Lessee being closed for business for a one hundred eighty (180) continuous day period, then Lessee shall have the option to terminate the Lease by giving Lessor written notice of such termination within thirty (30) days of the completion of said one hundred eighty (180) day period. If the period of temporary use or occupancy shall extend beyond the expiration date, that part of the award which represents compensation for the use or occupancy of the premises (or a part thereof) shall be divided between Lessor and Lessee so that Lessee shall receive so much thereof as represents the period to and including the expiration date and Lessor shall receive so much as represents the period subsequent to the expiration date and Lessor shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the premises. All moneys received by Lessee as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the sums to be paid by Lessee hereunder have been paid by Lessee shall be received, held, and applied by Lessee as a trust fund for payment of all sums payable by Lessee hereunder.

E. Restoration: In the event of any taking of the premises which does not result in a termination of the Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the premises, Lessor at Lessor's expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the premises to substantially the condition existing immediately prior to the date of taking to the extent that the same may be feasible and so as to constitute a complete and tenantable premises.


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

(14) FIRE CLAUSE

In case of fire or other damage to the premises, Lessee shall give immediate notice to Lessor. If such damage is partial, Lessor will thereupon cause the premises to be repaired as speedily as possible, and a just proportion of the rent reserved according to the extent to which the premises have been rendered untenantable shall abate until the premises have been restored-, but if the premises shall be substantially destroyed, either party may serve notice upon the other, within ten (10) days after such destruction, of its intention to terminate this Lease and upon the receipt of such notice, this Lease shall terminate and Lessee shall surrender the premises and pay all accrued rent to the date of such surrender.

(15) INSURANCE

A. Liability Insurance: Throughout the term, Lessee shall, at its own cost and expense, provide and keep in force, for the benefit of Lessor and Lessee with Lessor as a named insured thereon, (a) general public liability insurance including blanket contractual coverage protecting and indemnifying Lessor and Lessee against all claims for damages to person or property or for loss of life or of property occurring thereon, in, or about the premises, the streets, gutters, sidewalks, curbs, and other areas adjacent thereto, if any, in limits of at least $5,000,000 for bodily injury or death to any one person, $5,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence, and $5,000,000 for property damage in respect of one accident or occurrence, or such greater limits as may be required from time to time by Lessor consistent with insurance coverage on properties similarly constructed, occupied, and maintained; (b) Worker's Compensation Insurance (including Employers' Liability Insurance) with limits of not less than $250,000 covering all persons employed at the premises to the extent required by the laws and statutes of the State in which the premises are located, including, without limitation, during the course of work to the premises; (e) Garagekeepers legal liability coverage of not less than $2,000,000; (d) Comprehensive automobile liability covering all owned vehicles and non-owned third party vehicles of at least $5,000,000 combined. single-limit for personal injury and property damage combined; and (e) such other or further insurance, in such amounts and in such form, as is customarily obtained by owners of properties similarly constructed, occupied, and maintained.

B. Modifications to Policies: All insurance shall contain endorsements to the effect that such policies will not be changed, modified, altered, or cancelled without at least thirty (30) days prior written notice to Lessor and that the act or omission of Lessee, any occupancy or use of the premises for purposes more hazardous than permitted by such policy, any foreclosure or other proceedings relating to the premises or any change in title to or ownership of the premises will not invalidate the policy as to Lessor.

C. Delivery of Policies: All of the abovementioned insurance policies or certificates shall be obtained by Lessee and delivered to Lessor on or prior to the commencement date, and thereafter as provided for herein, and shall be written by insurance companies of recognized responsibility which are reasonably satisfactory to Lessor and well rated by national rating organizations.

D. Renewal: At least thirty (30) days prior to the expiration of any policy or policies of such insurance, Lessee shall renew such insurance by delivering to Lessor, within the said period of time, the original policies or certificates of insurance, endorsed in accordance with Paragraph B hereof, together with proof of payment of all premiums therefor.

E. Violation: Lessee shall not violate or permit to be violated any of the conditions of any of the said policies of insurance, and Lessee shall perform and satisfy the requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to Lessor, shall be willing to write or continue such insurance.

F. No Concurrent Policies: Lessee shall not carry separate or additional insurance concurrent in form and contributing in the event of any loss or damage to the premises with any insurance required to be obtained by Lessee under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article. Lessee shall promptly give notice to Lessor of such separate or additional insurance.

G. Lessor's Insurance: Lessor shall maintain fire and extended coverage insurance (including, at Lessor's election, earthquake, flood, and rental income insurance) (the "Insurance") on the buildings situated on the premises covered by the Lease. Inclusion of this property in Lessor's corporate blanket insurance policy shall be sufficient compliance with this provision.

(16) NOTICES

All notices to be given hereunder by either party shall be in writing and given by personal delivery or shall be sent by telecopier or by facsimile transmission together with registered or certified mail addressed to the party intended to be notified at the post office address of such party last known to the party giving such notice and notice given as aforesaid shall be a sufficient service thereof, and shall be deemed given when personally delivered or three (3) business days after mailing by certified or registered mail. Notices to Lessee shall be sent to Bruce Bendell, President, Major Chevrolet, Inc., 43-40 Northern Boulevard, Long Island City, New York 1110 1, and Warren A. Estis, c/o Rosenberg & Estis, P.C., 733 Third Avenue, New York, New York 10017. Notices to Lessor shall be sent to the Director of Real Estate, Argonaut Realty, General Motors Corporation, 485 West Milwaukee Avenue, Detroit, Michigan 48202.

(17) EXCAVATION OF ADJACENT PREMISES

In the event that an excavation is to be made for any purpose upon land adjacent to the premises hereby leased, Lessee shall afford to the person who is to cause such excavation license to enter upon the premises hereby leased for the purpose of doing such work as said person shall deem necessary, provided such work shall not unduly interfere with Lessee's business operations, to preserve the building on the premises from injury, and in any such case, Lessee shall notify Lessor.

(18) NET LEASE

The purpose and intent of this Lease as to Site "A" is that the rental provided for herein shall be an absolutely net return to Lessor and shall continue unreduced and unabated [except as provided in Articles (14) and (15) hereof] throughout the entire term of this Lease, that all charges of every kind and-nature in connection with the maintenance, upkeep and preservation of the premises (except for those repairs which are the Lessor's obligation) and of Lessee's leasehold interest and of this Lease during the term shall be borne and paid by Lessee, excepting federal, state, county or city income taxes now imposed or which may hereafter be imposed on the rentals accruing under the terms of this Lease.

(19) ALTERATIONS

Except as set forth below, Lessee will not make any alterations or add any construction whatsoever to the premises without the prior written consent of Lessor in each instance, and if Lessee makes any alterations or adds any construction, such additional construction or alterations shall, at Lessor's option, be removed at the expiration of the term and the premises shall be restored at the sole expense of Lessee to the condition existing as of the date of this Lease.

Lessor shall maintain design control on any and all leasehold improvements Lessee shall make to the dealership facilities or exterior of the premises. All leasehold improvements proposed to be made by Lessee shall only be permitted provided Lessee submits such plans to Lessor for approval, which approval will not be unreasonably withheld or delayed. Such plans will include architectural drawings as well as detailed plans and

IN

specifications. Lessor shall have fifteen (15) days from date of receipt of such plans and the specifications to review same and advise Lessor of its approval or disapproval for e proposed improvements; provided, however, that leasehold improvements costing TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) or less in total will not require Lessor's approval., Failure to object within said fifteen
(15) day period shall be deemed to constitute Lessor's consent.

(20) NO ABNORMAL LOADING

Lessee will store only such equipment and material in such quantity and weight as any buildings in their present condition are fitted for and Lessee further agrees that in storing such equipment and material it will not stress the building's floors or supports beyond their normal capacity.

(21) WAIVER OF SUBROGATION

Lessor and Lessee waive all rights, each against the other, for damages caused by fire or other perils covered by insurance where such damages are sustained in connection with the occupancy of the- premises.

(22) LESSOR'S COVENANT

Lessor covenants that Lessee on paying the rent and performing the covenants herein contained may peacefully and quietly have, -hold and enjoy the premises for the term aforesaid. Lessor shall comply promptly with all statutes, ordinances, rules, orders, regulations, and requirements of the federal, state, and municipal governments and of any of their departments and bureaus applicable to the premises which are not the responsibility of the Lessee.

(23) PARTIAL INVALIDITY

If any covenant, provision or condition of this Lease shall be held invalid or unenforceable by any court having jurisdiction, the remainder of the covenants,

Lessee, at its option and expense, may provide additional levels of security for its premises and employees. provisions or conditions of this Lease shall remain valid and enforceable to the fullest extent permitted by law.

(24) UTILITIES

Lessee at its expense shall provide and pay for any telephone, water, gas, electricity or fuel consumed on the premises at Site "A" Lessor at its expenses shall provide and pay for any water, gas, electricity or fuel heating consumed on the premises at site "B".

(25) TAXES

Lessee shall pay any and all personal property taxes which may become due and payable and a lien on Lessee's personal property, and further, Lessee shall pay any and all excise taxes, income taxes, or any other taxes which are applicable to Lessee's business and use of the premises.

(26) SECURITY

Lessor, at its expense, shall provide and pay for security at Sites "A" and "B" as determined solely by the Lessor

(27) DELIVERY OF PREMISES UPON EXPIRATION

Upon the expiration or earlier termination of this Lease, Lessee agrees to vacate and deliver up possession of the premises on the termination date, free and clear of any liens and shall remove its personal property and equipment prior to such termination date. If Lessee damages the premises in the removal of its equipment and property, Lessee shall forthwith repair such damage to the reasonable satisfaction of Lessor. Lessee shall deliver the premises to Lessor in a broom clean condition.

(28) NON-LIABILITY OF LESSOR

A. In the event of any transfer or transfers of Lessor's interest in the premises, the transferor shall be automatically relieved of any and all obligations on the part of Lessor accruing-from and after the date of such transfer.

B. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed and if, as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale -received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the premises and out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the premises and Lessor shall not be liable for any deficiency.

(29) LIENS

Lessee will at all times keep the premises free from all construction liens and other liens arising out of Lessee's actions.

(30) BINDING ON SUCCESSORS

The covenants and agreements contained in this Lease are binding upon the parties hereto and their respective successors and assigns.

(31) WAIVER OF TRIAL BY JURY AND COUNTERCLAIM

Lessor and Lessee hereby waive trial by jury in any action, proceeding, or counterclaim brought by Lessor or Lessee against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor to Lessee, the use or occupancy of the premises by Lessee or any person claiming through or under the Lessee, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.

(32) COMPLETE AGREEMENT -

IN

There are no oral agreements or representations between Lessor and Lessee affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Lessor and Lessee with respect to the subject matter of this Lease.

(33) ACCORD AND SATISFACTION

Payment by Lessee or receipt by Lessor of a lesser amount than the rent or other charges herein stipulated may be, at Lessor's sole option, deemed to be on account of the earliest due stipulated rent or other charges, or deemed to be on account of rent owing for the current period only, notwithstanding any instructions by or on behalf of Lessee to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease or in law or in equity against Lessee.

(34) DELAYS

In the event that either party hereto shall be delayed in the performance of its maintenance and/or repair obligations by reason of strikes, lockouts, labor troubles, inability to procure materials or shall at any time be so delayed by reason of failure of power, restrictive governmental laws or reasons of similar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph (33) shall not operate to excuse Lessee from payment of rent or any other payments required by the terms of this Lease.

IN WITNESS WHEREOF, the Lessor has signed and sealed this instrument this 13th

BY: /s/ G.G. Fox
    ----------------
    G.G. Fox

ATTEST /s/

Assistant Secretary
P7
/s/
/s/

day of January 1994 and the Lessee has signed and sealed this instrument this 3rd day of June, 1994.

In the presence of
In the  presence of
/s/
/s/




By: /s/ Bruce Bendell
    ----------------------------
    Bruce Bendell, President

President
GENERAL MOTORS CORPORATION


BY
MAJOR CHEVROLET, INC.
BY ~~       k--


ATTEST /s/ Bruce Bendell
       -------------------------
       Bruce Bendell, Secretary

Exhibit "A"

      Site "A"

EMBED Word.Picture.8
Premises - Major Chevrolet

FIRST FLOOR PLAN

Exhibit "A"

Page 2 of 3

      Site "B"

Premises - Major Chevrolet (Interior)